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A NOTE TO DEAN FOODS STOCKHOLDERS:

On April 4, 2001, the Dean Foods Board of Directors unanimously voted to recommend that the Dean Foods stockholders approve a merger between Dean Foods Company and Suiza Foods Corporation. The merger transaction is described in greater detail in the enclosed Joint Proxy Statement/Prospectus.

We are excited about the future of the combined company, which will continue to operate under the name "Dean Foods Company." The combined resources of the two companies will create a national dairy platform that will allow us to more effectively and efficiently serve our consolidating customer base, in both the retail and foodservice industries. Following the merger, we believe that we will be in a better position to drive growth in the dairy category and compete against larger, more diversified food and beverage companies.

We believe that the `new' Dean Foods Company offers enhanced prospects for growth and profitability and, as a result, will create greater value for its shareholders than could be achieved by operating the two companies
separately.   We recommend that you vote "FOR" the merger transaction.  It is very important that you review the Joint Proxy Statement/Prospectus and return your completed proxy card at your earliest convenience. PLEASE MAIL THE SPECIAL ATTACHED PROXY CARD SEPARATELY FROM THE REGULAR PROXY CARD FOR THE ANNUAL MEETING.

The votes on the merger transaction will be tabulated and certified at the Special Meeting of Stockholders on September 14, 2001. APPROVAL OF THE MERGER WILL BE THE ONLY BUSINESS CONDUCTED AT THE SPECIAL MEETING, WHICH, UNLIKE THE ANNUAL MEETING, WILL NOT INCLUDE ANY RECEPTIONS OR OTHER EVENTS. The Annual Meeting of Stockholders, where I am sure that I will see many of you, will be held subsequently on September 26, 2001.

                                       Sincerely,

                                       \s\ Howard M. Dean

                                       Howard M. Dean
                                       Chairman and Chief Executive Officer

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PROXY
                                DEAN FOODS COMPANY
  SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS
                                SEPTEMBER 14, 2001

    The undersigned Stockholder of Dean Foods Company hereby appoints Howard
M. Dean, Eric A. Blanchard and Dale E. Kleber, and each of them, proxies, with power of substitution, to vote at the Special Meeting of Stockholders of the Company to be held at O'Hare International Center Auditorium, 10275 West Higgins Road, Rosemont, Illinois, on Friday, September 14, 2001, at 9:00 A.M. Central Time, or at any postponement or adjournment thereof, on the matters described on the reverse side.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.
     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED ON ITEM 1,
          BUT WHERE NO DIRECTION IS INDICATED WILL BE VOTED FOR ITEM 1.

                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

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DEAN FOODS COMPANY

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
                                        /X/

1.  APPROVAL OF AGREEMENT AND PLAN OF     For      Against       Abstain
    MERGER:                               / /        / /           / /

    Approval of the Agreement and Plan
    of Merger, dated as of April 4, 2001,
    by and among Suiza Foods Corporation,
    Blackhawk Acquisition Corp. and Dean
    Foods Company and the merger
    contemplated by that agreement.

2. In the discretion of the proxies, the transaction of such other business which may properly come before the meeting, all as described in the Notice of the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.

                                       Dated: ____________________________, 2001

                                       _________________________________________
                                       Signature of Stockholder(s)
                                       _________________________________________
                                       Important: Please sign exactly as name
                                       appears above. When shares are held by
                                       joint tenants, both should sign.  When
                                       signing as attorney, executor,
                                       administrator, trustee or guardian,
                                       please give full title as such.  If a
                                       corporation, please sign in full
                                       corporate name by a duly authorized
                                       officer. If a partnership, please sign
                                       in partnership name by an authorized
                                       person.